Exhibit 1.1

ORCHID ISLAND CAPITAL, INC.

Amendment No. 1 to the Equity Distribution Agreement

July 28, 2025

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

BTIG, LLC

65 East 55th Street

New York, NY 10022

Citizens JMP Securities, LLC

101 California Street, Suite 1700

San Francisco, CA 94111

JonesTrading Institutional Services LLC

325 Hudson Street, 6th Floor

New York, NY 10013

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated February 24, 2025 (the “Agreement”), among Orchid Island Capital, Inc., a Maryland corporation (the “Company”), its manager, Bimini Advisors, LLC, a Maryland limited liability company, and J.P. Morgan Securities LLC, BTIG, LLC, Citizens JMP Securities, LLC and JonesTrading Institutional Services LLC, as an agent and/or principal (each, an “Agent” or collectively, the “Agents”), with respect to the issuance and sale from time to time by the Company of shares of Common Stock having an aggregate gross sales price not to exceed $350,000,000 on the terms set forth in the Agreement.

SECTION 1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

SECTION 2. Amendments.

(a)	Section 1 (Description of Transactions):

(i)	The aggregate gross sales price in Section 1(a) of the Agreement is amended to replace “$350,000,000” with “$500,000,000”.

(ii)	For the avoidance of doubt, the Shares sold counted against the aggregrate gross sales price shall include all Shares sold pursuant to the Agreement prior to the date hereof.

(b)	Section 3 (Sale and Delivery of Shares):

(i)	The maximum aggregate amount of shares sold pursuant to the Agreement or any Terms Agreement is amended to replace “$350,000,000” with “$500,000,000”.

(ii)	For the avoidance of doubt, the Shares sold counted against the aggregrate gross sales price shall include all Shares sold pursuant to the Agreement prior to the date hereof.

(c)	Annex:

(i)	The introductory paragraph in Annex I of the Agreement is hereby amended to add “as amended,” immediately after the open parenthesis and immediately before the phrase “(the “Equity Distribution Agreement”)”.

SECTION 4. No Further Amendment. The Agreement, as amended by this Amendment No. 1 to the Agreement (this “Amendment”), is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein.

SECTION 5. Governing Law; Jurisdiction. This Amendment and any claim, counterclaim, controversy or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment, directly or indirectly, shall be governed by and construed in accordance with Sections 14 – 16 of the Agreement.

SECTION 6. Counterparts. This Amendment may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

SECTION 7. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Amendment.

[Signature page follows]

If the foregoing correctly sets forth the understanding between the Company and each of the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment and your acceptance shall constitute a binding agreement among the Company and each of the Agents.

Very truly yours,

ORCHID ISLAND CAPITAL, INC.

By:	/s/ Robert E. Cauley
Name: Robert E. Cauley
Title: Chairman and Chief Executive Officer

BIMINI ADVISORS, LLC

By:	/s/ Robert E. Cauley
Name: Robert E. Cauley
Title: Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

J.P. MORGAN SECURITIES LLC

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

BTIG, LLC

By:	/s/ Tosh Chandra
Name: Tosh Chandra
Title: Managing Director

CITIZENS JMP SECURITIES, LLC

By:	/s/ Mark Timperman
Name: Mark Timperman
Title: Managing Director

JONESTRADING INSTITUTIONAL SERVICES LLC

By:	/s/ Burke Cook
Name: Burke Cook
Title: General Counsel & Secretary